UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Sec. 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2003

Dana Corporation
(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 535-4500

Item 9. Regulation FD Disclosure

     This Current Report on Form 8-K and the attached earnings release are being furnished by Dana Corporation (Dana) pursuant to (i) Item 9 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and (ii) Item 12 of Form 8-K, in accordance with Securities and Exchange Commission Release No. 33-8216, insofar as they disclose historical information regarding Dana’s results of operations and financial condition for the fiscal quarter ended March 31, 2003.

     On April 24, 2003, Dana issued a news release regarding its earnings for the first quarter of 2003. A copy of that release is being furnished as Exhibit 99 to this Current Report.

     The earnings release includes tables showing: (i) Dana Corporation (Including Dana Credit Corporation on the Equity Basis), Condensed Statement of Income (Unaudited) — Three Months Ended March 31, 2003 and 2002; (ii) Dana Corporation (Including Dana Credit Corporation on the Equity Basis), Condensed Balance Sheet (Unaudited) — March 31, 2003 and December 31, 2002; and (iii) Dana Corporation (Including Dana Credit Corporation on an Equity Basis), Cash Flow Impact on Net Debt — Three Months Ended March 31, 2003 and 2002. As Generally Accepted Accounting Principles (GAAP) require Dana Credit Corporation (DCC) to be reported on a consolidated basis, these tables reporting DCC on the equity basis contain non-GAAP financial measures. In accordance with Instruction 2 to Item 12 of Form 8-K, the earnings release also includes, for each of these tables: (i) a presentation of the most directly comparable financial measures calculated and presented in accordance with GAAP and (ii) a quantitative reconciliation of the differences between the non-GAAP financial measures disclosed and the most directly comparable GAAP financial measures. Management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding Dana’s financial condition and results of operations because management evaluates Dana’s operating segments and regions as if DCC were accounted for on the equity method of accounting. This is done because DCC is not homogenous with Dana’s manufacturing operations, its financing activities do not support the sales of the other operating segments and its financial and performance measures are inconsistent with those of the other operating segments.

     In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this Current Report, including Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dana Corporation (Registrant)

Date:	April 24, 2003	By:	/s/ Michael L. DeBacker Michael L. DeBacker Vice President, General Counsel and Secretary

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